Exhibit 32.1

WRITTEN STATEMENT

OF THE PRESIDENT AND CHIEF EXECUTIVE OFFICER AND THE CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. 13350

Solely for the purpose of complying with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned President and the Chief Financial Officer of Veri-Tek International, Corp. (the “Company”), hereby certify that to the best of our knowledge the Quarterly Report of the Company on Form 10-Q for the quarter ended June 30, 2004 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 12, 2005	By:	/s/ Todd Antenucci
	Name:	Todd Antenucci
	Title:	President (Principal Executive Officer) of
Veri-Tek International, Corp.

Date: August 12, 2005	By:	/s/ David V. Harper
	Name:	David V. Harper
	Title:	Chief Financial Officer (Principal Financial Officer) of
Veri-Tek International, Corp.

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